Exhibit 99.2

HARMONIC INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2012

(In thousands)

	As reported	Pro forma adjustments		Pro forma
ASSETS
Cash and cash equivalents	$96,670	$46,000	(A)	$142,670
Short-term investments	104,506	—		$104,506
Accounts receivable, net	85,920	—		85,920
Inventories, net	64,270	(11,361	)(B)	52,909
Prepaid expenses and other current assets	45,506	(2,141	)(B)(E)	43,365

Total current assets	396,872	32,498		429,370

Property and equipment, net	38,122	(1,050	)(B)	37,072
Goodwill and intangibles, net	270,965	(14,547	)(C)	256,418
Other non-current assets	11,572	(1,650	)(E)	9,922

Total assets	$717,531	$15,251		$732,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$102,894	$(662	)(B)(D)(E)	$102,232
Other non-current liabilities	61,224	875	(E)	62,099
Total stockholders’ equity	553,413	15,038	(F)	568,451

Total liabilities and stockholders’ equity	$717,531	$15,251		$732,782

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of this statement.

HARMONIC INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2012

(In thousands, except per share data)

	As reported	Pro forma adjustments		Pro forma
Product revenue	$448,340	$52,016	(G)	$396,324
Service revenue	82,124	1,577	(G)	80,547

Net revenue	530,464	53,593		476,871

Product cost of revenue	250,800	36,330	(G)	214,470
Service cost of revenue	43,109	1,276	(G)	41,833

Total cost of revenue	293,909	37,606		256,303

Gross profit	236,555	15,987		220,568

Research and development	106,219	3,746	(G)	102,473
Selling, general and administrative	130,938	3,741	(G)	127,197
Amortization of intangibles	8,705	—		8,705

(Loss) Income from operations	(9,307)	8,500		(17,807)

Non-operating income (expense), net	222	—		222

(Loss) Income before income taxes	(9,085)	8,500		(17,585)

Provision for (Benefit from) income taxes	1,852	3,415	(H)	(1,563)

(Loss) Income from continuing operations	$(10,937)	$5,085		$(16,022)

Loss per share from continuing operations:
Basic	$(0.09)			$(0.14)

Diluted	$(0.09)			$(0.14)

Shares used in computing per share amounts:
Basic	116,457			116,457
Diluted	116,457			116,457

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of this statement.

HARMONIC INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2011

(In thousands, except per share data)

	As reported	Pro forma adjustments		Pro forma
Product revenue	$477,346	$56,258	(G)	$421,088
Service revenue	71,986	2,200	(G)	69,786

Net revenue	549,332	58,458		490,874

Product cost of revenue	256,230	39,604	(G)	216,626
Service cost of revenue	38,588	1,204	(G)	37,384

Total cost of revenue	294,818	40,808		254,010

Gross profit	254,514	17,650		236,864

Research and development	102,732	3,610	(G)	99,122
Selling, general and administrative	131,091	4,023	(G)	127,068
Amortization of intangibles	8,918	—		8,918

Income from operations	11,773	10,017		1,756

Non-operating income (expense), net	(140)	—		(140)

Income before income taxes	11,633	10,017		1,616

Provision for (Benefit from) income taxes	2,854	3,605	(H)	(751)

Income from continuing operations	$8,779	$6,412		$2,367

Income per share from continuing operations:
Basic	$0.08			$0.02

Diluted	$0.08			$0.02

Shares used in computing per share amounts:
Basic	115,175			115,175
Diluted	116,427			116,427

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of this statement.

HARMONIC INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2010

(In thousands, except per share data)

	As reported	Pro forma adjustments		Pro forma
Product revenue	$370,783	$52,076	(G)	$318,707
Service revenue	52,561	3,492	(G)	49,069

Net revenue	423,344	55,568		367,776

Product cost of revenue	201,057	36,232	(G)	164,825
Service cost of revenue	26,886	1,276	(G)	25,610

Total cost of revenue	227,943	37,508		190,435

Gross profit	195,401	18,060		177,341

Research and development	77,197	2,970	(G)	74,227
Selling, general and administrative	108,150	3,736	(G)	104,414
Amortization of intangibles	4,912	—		4,912

Income (Loss) from operations	5,142	11,354		(6,212)

Non-operating income (expense), net	297	—		297

Income (Loss) before income taxes	5,439	11,354		(5,915)

Provision for income taxes	9,774	4,221	(H)	5,553

(Loss) Income from continuing operations	$(4,335)	$7,133		$(11,468)

Loss per share from continuing operations:
Basic	$(0.04)			$(0.11)

Diluted	$(0.04)			$(0.11)

Shares used in computing per share amounts:
Basic	101,487			101,487
Diluted	101,487			101,487

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of this statement.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Presentation

The unaudited pro forma condensed consolidated financial statements as of December 31, 2012 and for the years ended December 31, 2012, 2011 and 2010 presented are based on the historical audited statements of Harmonic Inc (“the “Company”) contained in its Annual Report on Form 10-K for the year ended December 31, 2012 after giving effect to the sale of its cable access HFC business (the “HFC Business”) completed on March 5, 2013 (the “Transaction”), and using the assumptions and adjustments described below.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 is presented as if the Transaction had occurred on December 31, 2012.

The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 31, 2012, 2011 and 2010 are presented as if the Transaction had occurred on January 1, 2010, the first day of the 2010 fiscal year, and do not assume interest income on the cash proceeds.

The unaudited pro forma condensed consolidated financial statements are based upon available information and assumptions that the Company believes are reasonable under the circumstances and are prepared to illustrate the estimated effects of the Transaction. You should read this information in conjunction with the Company’s audited historical consolidated financial statements as of December 31, 2012 and for the years ended December 31, 2012, 2011 and 2010, included in the Company’s annual report on Form 10-K for the year ended December 31, 2012.

The unaudited pro forma condensed consolidated financial statements have been provided for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have been achieved had the Transaction occurred as of the dates noted above, nor are they necessarily indicative of the Company’s future operating results or financial position.

2.	Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet:

(A)	To record the gross proceeds received from the Transaction of $46.0 million.

(B)	To eliminate the book value of the assets and liabilities sold in the Transaction, assuming the Transaction had been consummated on December 31, 2012.

(C)	To eliminate the estimated fair value of the goodwill allocated to the HFC Business.

(D)	To record the estimated third-party advisory and legal costs of approximately $2.3 million, which are directly attributable to the Transaction, but are not expected to have a continuing impact on the Company’s results of operations.

(E)	To record the tax effect related to the estimated pro forma gain on the Transaction.

(F)	To record the estimated pro forma gain on the Transaction. The actual gain on the Transaction is subject to adjustments.

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated statements of operations:

(G)	These pro forma adjustments represent the results of operations which (i) are directly attributable to the HFC Business and (ii) will not continue after the completion of the Transaction.

(H)	To record the tax effect related to the HFC Business for the periods presented.